                  SCHEDULE 14A INFORMATION STATEMENT
      Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934
                         (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                      CHROMCRAFT REVINGTON, INC.
                      --------------------------
           (Name of Registrant as Specified in its Charter)

                           Not Applicable
                      --------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                      CHROMCRAFT REVINGTON, INC.
                      1100 N. Washington Street
                        Delphi, Indiana  46923


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD TUESDAY, MAY 1, 2001

To the Stockholders of
Chromcraft Revington, Inc.:

     The annual meeting of stockholders of Chromcraft Revington, Inc. will be held on Tuesday, May 1, 2001 at 9:00 a.m., local time, at the Canterbury Hotel, 123 S. Illinois Street, Indianapolis, Indiana for the following purposes:

     1.   To elect five (5) directors; and

     2. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 2, 2001 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.

     Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.


                              By Order of the Board of Directors,

                              Frank T. Kane, Secretary

March 28, 2001

                            YOUR VOTE IS IMPORTANT
             Please complete, date, sign and promptly return your
              proxy in the enclosed envelope, whether or not you
                    plan to attend the meeting in person.

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS


                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Chromcraft Revington, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held Tuesday, May 1, 2001 at 9:00 a.m., local time, at the Canterbury Hotel, 123 S. Illinois Street, Indianapolis, Indiana, and at any and all adjournments of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to stockholders of the Company on or about March 28, 2001.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock and will reimburse such institutions for the cost of forwarding the material.

     Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised. Revocation may be made by written notice delivered to the Secretary of the Company, by executing and delivering to the Company a proxy bearing a later date or by attending and voting at the meeting.

     The shares represented by proxies received by the Company will be voted as instructed by the stockholders giving the proxies. In the absence of specific instructions, proxies will be voted for the election as directors of the five persons named as nominees in this Proxy Statement. If for any reason any director nominee becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee. Any other matters that may properly come before the annual meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with their best judgment.

     The principal executive office of the Company is 1100 N. Washington Street, Delphi, Indiana 46923.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company has one class of capital stock outstanding consisting of common stock. On March 2, 2001, the Company had 9,573,248 shares of common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote. The close of business on March 2, 2001 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

     Each share of common stock is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. The election of directors will be determined by a plurality of the votes cast. Action on any other matters to come before the meeting must be approved by an affirmative vote of a majority of the shares present in person or by proxy.

     The stockholders listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company's common stock on March 2, 2001. The information in the following table is based upon the most recent Schedule 13D or 13G of the listed stockholders filed with the Securities and Exchange Commission.

            Name and Address            Number of Shares      Percent of
          of Beneficial Owner          Beneficially Owned    Common Stock
          -------------------          ------------------    ------------

     Court Square Capital Limited         5,695,418 (1)         59.49%
     399 Park Avenue
     New York, New York  10043

     T. Rowe Price Associates, Inc.       1,000,000 (2)         10.45%
     100 E. Pratt Street
     Baltimore, Maryland  21202

     (1) Represents sole voting and dispositive power over all 5,695,418 shares. Court Square Capital Limited is a wholly-owned subsidiary of Citigroup Inc.

     (2) Represents sole dispositive power over all 1,000,000 shares and sole voting power over none of the shares. These securities are owned by the T. Rowe Price Small-Cap Value Fund, Inc., for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             ELECTION OF DIRECTORS

     Five directors are to be elected to hold office for a term of one year and until their respective successors are elected and qualified. Each of the nominees is now serving as a director of the Company and was previously elected by the stockholders of the Company at the 2000 annual meeting. Each of the nominees has signified his willingness to serve as a director if elected. The Board of Directors recommends a vote "FOR" each of the nominees. Set forth below are the name and age of each nominee, his principal occupation for the past five years and his directorships with other companies.

     David L. Kolb, age 62, has served as Chairman of the Board of Directors of Mohawk Industries, Inc., a manufacturer of carpeting, since 2001. From 1988 through 2000, Mr. Kolb served as Chairman and Chief Executive Officer of Mohawk Industries, Inc. From 1980 until 1988, Mr. Kolb served as President of Mohawk Carpet Corporation. Mr. Kolb was first elected as a Director of the Company in 1992.

     Larry P. Kunz, age 66, was President and Chief Operating Officer of Payless Cashways, Inc. from 1986 until his retirement in 1993. Prior to joining Payless Cashways, Inc., Mr. Kunz served as President and Chief Executive Officer of Ben Franklin Stores, Inc. Mr. Kunz serves as a director of Valentine Radford Communications, Inc. Mr. Kunz was first elected as a Director of the Company in 1992.

     M. Saleem Muqaddam, age 54, has been an officer of Citicorp Venture Capital, Ltd. and Court Square Capital Limited, which owns 59.49% of the Company's outstanding common stock, since 1989. Prior to that he served in senior management positions with Citibank in Europe and the United States. Mr. Muqaddam serves as a director of Plantronics, Inc. and several private companies. Mr. Muqaddam was first elected as a Director of the Company in 1992.

     Michael E. Thomas, age 59, has served as the President and Chief Executive Officer of the Company since its organization in 1992. Mr. Thomas was first elected as a Director of the Company in 1992.

     Warren G. Wintrub, age 67, was a Partner in the accounting firm of Coopers & Lybrand from 1962 until his retirement in 1992. While at Coopers & Lybrand, he served as a member of the Executive Committee from 1976 through 1988 and as Chairman of the Retirement Committee from 1979 through 1992. Mr. Wintrub serves as a director of Corporate Property Associates 12, Inc., Corporate Property Associates 14, Inc., Carey Institutional Properties, Inc. and Getty Realty Corp. Mr. Wintrub was first elected as a Director of the Company in 1992.

                  COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table sets forth information on the shares of common stock of the Company beneficially owned on March 2, 2001 by each director and executive officer and by all directors and executive officers as a group.

                                     Number of Shares        Percent of
       Name of Person             Beneficially Owned (1)    Common Stock
       --------------             ----------------------    ------------

     Frank T. Kane                      115,897 (2)             1.20%
     David L. Kolb                       16,000                   *
     Larry P. Kunz                       10,000                   *
     M. Saleem Muqaddam                  10,000                   *
     Michael E. Thomas                  424,587 (3)             4.26%
     Warren G. Wintrub                   18,000                   *

     Directors and Executive
     Officers as a Group (6 persons)    594,484                 5.89%

     * Less than 1%

     (1) Includes 527,455 shares which officers and directors have the right to acquire pursuant to stock options exercisable within sixty days of the date of this Proxy Statement as follows: Frank T. Kane, 114,426; David L. Kolb, 10,000; M. Saleem Muqaddam, 10,000; and Michael E. Thomas, 393,029.

     (2) Includes 1,271 shares held by a trust under the Chromcraft Revington Savings Plan. Mr. Kane is an executive officer but not a director of the Company.

     (3) Includes 30,008 shares held by a trust under the Chromcraft Revington Savings Plan.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than 10% of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and the Company is required to disclose in this Proxy Statement any failure to file timely the required reports by directors, executive officers and 10% stockholders of the Company. During 2000, Messrs. Kane and Thomas were each delinquent in filing one stock ownership report with the Securities and Exchange Commission relating to a grant of stock options. In making this disclosure, the Company has relied solely upon written representations of directors and executive officers of the Company and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to the Company.

                            MEETINGS AND COMMITTEES
                           OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held six meetings during 2000. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors of which he is a member.

     The Company has a Compensation Committee and an Audit Committee as standing committees of the Board of Directors. There is no nominating committee. The entire Board of Directors reviews the qualifications of persons to serve on the Board of Directors and selects the nominees.

     The Compensation Committee members are Larry P. Kunz, Chairman, David L. Kolb, M. Saleem Muqaddam and Warren G. Wintrub, all of whom are outside directors. The Compensation Committee reviews the Company's compensation philosophy and programs and determines the compensation to be paid to the executive officers of the Company. The Compensation Committee also reviews and makes recommendations concerning outside director compensation and administers the Company's 1992 Stock Option Plan, as amended (the "Stock Option Plan"), and executive incentive plans. There were two meetings of the Compensation Committee during 2000.

     The Audit Committee members are Warren G. Wintrub, Chairman, David L. Kolb and Larry P. Kunz, all of whom are outside directors and are independent as defined in the New York Stock Exchange listing standards. Information regarding the functions performed by the Committee and the number of meetings held during 2000 is set forth below in the "Report of the Audit Committee."
The Audit Committee is governed by a written charter adopted by the Board of Directors and attached hereto as Appendix A.

     The Board of Directors on January 4, 2001 appointed an independent Special Committee to respond to a proposal from Court Square Capital Limited ("Court Square Capital") received on December 22, 2000, under which the holders of the Company's publicly traded shares would receive cash of $10.30 per share in a transaction to take the Company private. The Special Committee members are Warren G. Wintrub, Chairman, and Larry P. Kunz, both of whom are outside directors. Court Square Capital is a unit of Citigroup and owns 5,695,418 shares or 59.49% of the Company's common stock. The Special Committee is evaluating the proposal and has engaged ING Barings, LLC as its financial advisor to assist the Committee in regard to the proposal.


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the Company's consolidated financial statements for the year ended December 31, 2000, with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held two meetings during 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for the filing with the Securities and Exchange Commission.


                              Members of the Audit Committee

                              Warren G. Wintrub, Chairman
                              David L. Kolb
                              Larry P. Kunz


                             DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid an annual fee of $15,000, plus a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each telephonic meeting. For committee meetings not held on the same day as a Board of Directors meeting (other than the Special Committee formed to review the Court Square Capital Limited proposal to take the Company private), a director receives a fee of $1,000 for each meeting attended and $500 for each telephonic meeting. Directors serving on the Special Committee are paid an hourly fee of $400 for time spent in connection with the Court Square Capital Limited proposal. Directors serving as committee chairs additionally receive a $2,000 annual cash retainer. Directors who are employees of the Company are not compensated for service on the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table summarizes the annual and long term compensation paid by the Company to the executive officers of the Company for the years ended December 31, 2000, 1999 and 1998.

 Summary Compensation Table
 --------------------------
                                                                        Long Term
                                   Annual Compensation             Compensation Awards
                           -----------------------------------  ------------------------
                                                                    Shares
      Name and                                    Other Annual    Underlying      LTIP      All Other
 Principal Position  Year    Salary     Bonus     Compensation  Stock Options  Award (1)  Compensation
 ------------------  ----  ---------  ---------  -------------  -------------  ---------  -------------

Michael E. Thomas    2000  $ 310,500  $ 122,312  $  54,991 (2)      15,987     $  93,381  $  87,791 (3)
President and Chief  1999  $ 298,333  $  52,221  $  62,295 (2)      16,780     $ 113,188  $ 100,669 (3)
Executive Officer    1998  $ 268,717  $ 238,136  $  52,543 (2)      18,000     $ 199,008  $  85,399 (3)

Frank T. Kane        2000  $ 173,333  $  45,519  $    -0-            4,668     $  27,802  $   6,948 (4)
Vice President-      1999  $ 163,333  $  19,060  $    -0-            5,118     $  33,050  $   8,745 (4)
Finance, Chief       1998  $ 153,667  $  90,786  $    -0-           14,000     $  60,696  $   6,798 (4)
Financial Officer
and Secretary


     (1) For 2000, awards under the Chromcraft Revington, Inc. Long Term Executive Incentive Plan ("Long Term Plan") were paid in cash. For 1999 and 1998, awards under the Plan were paid in two components:
          50% in a single lump sum in cash and 50% in options to acquire shares of the Company's common stock. Stock option awards under the Long Term Plan for 1999 and 1998 were granted in the subsequent year.

     (2) Includes amounts reimbursed to executive for taxes incurred on Company contributions to a Supplemental Executive Retirement Plan ("SERP") of $47,346, $47,346 and $47,748 for 2000, 1999 and 1998,
          respectively.

     (3) Company contributions to defined contribution plans of $11,900, $11,200 and $11,200 for 2000, 1999 and 1998, respectively, and
          Company contributions pursuant to the Company's SERP and a non-qualified supplemental retirement plan of $75,891, $89,469 and $74,199 for 2000, 1999 and 1998, respectively.

     (4) Company contributions to defined contribution plans of $3,858, $4,400 and $4,384 for 2000, 1999 and 1998, respectively, and Company contributions pursuant to a non-qualified supplemental retirement plan of $3,090, $4,345 and $2,414 for 2000, 1999 and 1998, respectively.

 Stock Options
 -------------

     The following tables summarize stock options granted to and exercised by the executive officers named in the Summary Compensation Table during 2000, and the value of the options held by such persons at December 31, 2000.

                             Option Grants in 2000

                                                                                 Potential Realizable
                                                                                    Value at Assumed
                        Number        Percent of                                 Annual Rates of Stock
                       of Shares    Total Options                                 Price Appreciation
                      Underlying      Granted to                                 for Option Term (1)
                        Options       Employees      Exercise     Expiration    ----------------------
      Name              Granted        in 2000         Price         Date           5%          10%
      ----            ----------    -------------    --------    -----------    ---------    ---------
Michael E. Thomas       15,987          29.5%        $   8.09      2/07/10      $  81,375    $ 206,222

Frank T. Kane            4,668           8.6%        $   8.09      2/07/10      $  23,760    $  60,214


     (1) These dollar amounts represent a hypothetical increase in the price of the common stock, less the exercise price, from the date of option grant until the expiration date at the rate of 5% and 10% per annum compounded. The actual value, if any, of stock options is dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts assumed in this table will be achieved.


         Aggregated Option Exercises in 2000 and Year End Option Values

                                                         Number of Shares              Value of Unexercised
                                                      Underlying Unexercised               In-the-Money
                                                             Options at                      Options at
                          Shares                         December 31, 2000             December 31, 2000 (1)
                       Acquired on      Value      ----------------------------    ----------------------------
      Name               Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
      ----            ------------    ---------    -----------    -------------    -----------    -------------

Michael E. Thomas          -0-        $    -0-       388,529          4,500        $   857,125       $   -0-

Frank T. Kane              -0-        $    -0-       110,926          3,500        $   229,338       $   -0-


     (1) Value per share is calculated by subtracting the exercise price from the closing price of the Company's common stock of $10.00 per share on December 31, 2000 as reported on the New York Stock Exchange.

 Employment Agreement
 --------------------

     The Company has entered into an employment agreement with Michael E. Thomas which provides, among other items, the employment by the Company of Mr. Thomas through April 23, 2002. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Thomas gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Thomas with or without cause or in the event of the disability of Mr. Thomas. If the Company terminates Mr. Thomas with cause, then he is entitled to receive his monthly base salary for a three-month period following his termination. If the employment of Mr. Thomas is terminated by the Company without cause, then the Company will be required to pay him an amount equal to twice his then-current annual base salary and twice the higher bonus paid to him during the two preceding years. In the event of termination due to disability, Mr. Thomas will continue to receive his then-current annual base salary, less any payments equivalent to those provided by the Company's benefit plans, for a 24-month period following the termination.

     In the event of a change in control of the Company, as defined in the employment agreement, Mr. Thomas may terminate his employment with the Company so long as the change in control is coupled with a substantial alteration of his duties, diminution in salary or benefits or relocation. In such an event, the Company will be required to pay him, as severance pay in a lump sum, an amount equal to twice his then-current annual base salary plus twice the higher bonus paid to him during the two preceding years.

     Under his employment agreement, Mr. Thomas will receive a base salary of not less than $170,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

     The Company has a SERP for the benefit of Mr. Thomas which provides a supplemental payment to him upon retirement under a money purchase retirement plan. The amount contributed each year under the plan reflects calculations designed to provide him with a retirement income of 60% of average earnings of salary and bonus for the three years prior to retirement. In addition, the Company reimburses him for taxes incurred on Company contributions to the SERP.

     Mr. Thomas and certain other salaried employees participate in a non-qualified supplemental retirement plan that permits the deferral of compensation and provides "make up" benefits to salaried employees whose benefits are reduced under Internal Revenue Service Code restrictions.

     In accordance with the employment agreement, Mr. Thomas may not compete with the Company during his employment by the Company or during the two-year period following termination of his employment. The Company maintains life insurance for the benefit of Mr. Thomas in the amount of $1,500,000.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation philosophy and policies. The Compensation Committee determines on an annual basis the compensation to be paid to the executive officers of the Company and administers the Stock Option Plan and executive incentive plans. The following report of the Compensation Committee discusses the Committee's objectives in determining executive compensation.

     The overall objective of the Compensation Committee is to help assure that executive compensation bears a reasonable relationship to corporate performance, business strategy and increases in stockholder value. The executive compensation package relies more heavily on bonuses and longer-term incentive compensation than base salary in order to motivate performance by executives and to create a performance-oriented environment. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external and internal factors and individual performance. The following objectives currently serve as guidelines for compensation recommendations and decisions of the Compensation Committee:

     * Reward executives through appropriate incentive compensation and ownership in the Company for achievement of annual and long term business goals and strategy.

     * Align executive officer compensation with the success of the Company such that compensation is based, in substantial part, upon performance in order to create a performance-oriented environment that rewards performance.

     * Provide a total comprehensive executive compensation package that enables the Company to attract and retain key executives.

     * Integrate compensation programs with both annual and long term business objectives.

     Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. In addition, during 1999, an independent compensation consultant was retained to review the competitiveness of the executive compensation program in relation to other comparable companies, including those in the peer group set forth in the "Stock Performance Graph."

     The principal elements of the compensation program for executive officers are summarized below.

     Base Salary. Base salary levels are set to reflect competitive market conditions. The Compensation Committee, in determining the 2000 base salary increases for Mr. Thomas and the other executives, considered many factors, including the executive's responsibilities, duties, performance and experience. Accordingly, Mr. Thomas received a 4.1% salary increase for 2000. While the Compensation Committee reviewed all of these factors in determining Mr. Thomas' salary, no specific weights were placed on any of these factors, and the salary increase process was not tied to specific performance goals.

     Short Term Executive Incentive Plan. The Company established, effective January 1, 1998, a Short Term Executive Incentive Plan ("Short Term Plan") to focus the efforts of its executives on continued improvement in the profitability of the Company. The Compensation Committee sets financial operating targets for the Short Term Plan at the beginning of each year. Target performance levels for Messrs. Thomas and Kane are based on meeting or exceeding certain levels of earnings per share and consolidated sales. Awards under the Short Term Plan are payable in cash.

     The Compensation Committee established Mr. Thomas' 2000 bonus rate under the Short Term Plan at 75% of base salary. In establishing the 2000 bonus, the Compensation Committee weighted the consolidated sales goal at 25% and the earnings per share goal at 75%. In February 2001, Mr. Thomas received for 2000 a Short Term Plan bonus of $122,312, which is approximately 39.4% of his 2000 salary. The maximum award opportunity available to Mr. Thomas under the Short Term Plan was 150% of base salary.

     Long Term Executive Incentive Plan. The Company established, effective January 1, 1998, a Long Term Executive Incentive Plan, as amended, ("Long Term Plan") to focus the efforts of its executives on continued long term improvement in the financial performance of the Company. Awards under the Long Term Plan for the three year performance period ended December 31, 2000 were paid in cash. For prior performance periods, awards under the Long Term Plan were payable 50% in cash and 50% in options to acquire shares of the Company's common stock. Stock options awarded under the Long Term Plan were subject to the provisions of the Stock Option Plan and were valued using the Black-Scholes option pricing model. The Compensation Committee sets financial operating targets for the Long Term Plan at the beginning of each year. Target performance levels for Messrs. Thomas and Kane are based on meeting or exceeding certain levels of operating income, consolidated sales and return on equity.

     The Compensation Committee established Mr. Thomas' target award under the Long Term Plan at 75% of salary. In establishing the financial objectives, the Compensation Committee weighted the return on equity objective at 25%, the operating income objective at 50%, and the consolidated sales objective at 25%. In February 2001, Mr. Thomas earned a 2000 Long Term Plan award of $93,381 that was paid in cash. The Long Term Plan award represented 30.1% of his 2000 salary. The maximum award opportunity available to Mr. Thomas under the Long Term Plan was 150% of base salary.


                              Members of Compensation Committee

                              Larry P. Kunz, Chairman
                              David L. Kolb
                              M. Saleem Muqaddam
                              Warren G. Wintrub

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in cumulative total stockholders return for the Company's common stock with the cumulative total return of the NYSE Market Value Index and for two peer group indexes.
Two companies that were previously included in the Company's peer group are no longer public companies. As a result, the Company expanded the peer group by adding two new companies, Bush Industries, Inc. and Kimball International, Inc. The performance of the new peer group (the "2000 Peer Group") and the former peer group (the "1999 Peer Group") are included in the graph. The graph assumes $100 invested on December 31, 1995 and dividends are reinvested.

               Comparision of Five Year Cummulative Return Among
    Chromcraft Revington, Inc., New York Stock Exchange Market Value Index,
                2000 Peer Group Index and 1999 Peer Group Index

                                           NYSE
                                          Market        2000           1999
      Measurement       Chromcraft        Value      Peer Group     Peer Group
        Period        Revington, Inc.     Index         Index          Index
     ------------     ---------------     ------     ----------     ----------
     12/31/95              100.00         100.00       100.00         100.00
     FYE 12/31/96          104.23         120.46       128.90         113.70
     FYE 12/31/97          120.19         158.48       157.83         153.73
     FYE 12/31/98          124.41         188.58       166.13         174.63
     FYE 12/31/99           78.87         206.49       154.60         158.67
     FYE 12/31/00           75.12         211.42       138.39         144.28

     (1) The 2000 Peer Group includes the following companies: Bassett Furniture Industries, Inc., Bush Industries, Inc., Flexsteel Industries, Inc., Kimball International, Inc., La-Z-Boy Incorporated, Rowe Furniture Corporation and Stanley Furniture Company, Inc.

     (2) The 1999 Peer Group includes the following companies: Bassett Furniture Industries, Inc., Flexsteel Industries, Inc., La-Z-Boy Incorporated, Rowe Furniture Corporation and Stanley Furniture Company, Inc.

     (3) Total return equals stock price changes and reinvestment of dividends. Calculations were prepared by Media General Financial Services of Richmond, Virginia.

                              INDEPENDENT AUDITORS

     KPMG LLP audited the financial books and records of the Company for the year ended December 31, 2000. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement, if he desires, and will be available to respond to appropriate questions. Fees and expenses for the 2000 annual audit and review of quarterly financial statements were $168,730. Nonaudit services fees for 2000 were $13,900, none of which were for information technology services.


                                 ANNUAL REPORT

     A copy of the Company's 2000 Annual Report to Stockholders, including audited consolidated financial statements for the year ended December 31, 2000, is enclosed with this Proxy Statement. The 2000 Annual Report to Stockholders does not constitute proxy soliciting material.


                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals for the 2002 Annual Meeting of Stockholders must be received by the Company at its executive office no later than November 30, 2001 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934. In addition, the persons named in the enclosed proxy will have discretionary authority to vote such proxy at the Annual Meeting of Stockholders in accordance with their best judgment on all matters with respect to which the Company did not receive written notice at its executive office by February 19, 2001. Further, the persons named in the form of proxy relating to the Company's 2002 Annual Meeting of Stockholders will have discretionary authority to vote pursuant to the proxy at such annual meeting in accordance with their best judgment on all matters desired to be brought before such annual meeting with respect to which the Company does not receive written notice at its executive office by February 11, 2002.


                                 OTHER MATTERS

     The Company knows of no other matters to come before the annual meeting. If other matters are properly brought before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy at the annual meeting in accordance with their best judgment on such matters.


                              By Order of the Board of Directors,

                              Frank T. Kane, Secretary

March 28, 2001

                                   Appendix A
                            Audit Committee Charter
                 Chromcraft Revington, Inc. Board of Directors
                              (dated May 5, 2000)



I.   Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring:

        * The integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

        *  Compliance by the Company with legal and regulatory requirements.

        *  Independence and performance of the Company's independent auditors.

        The Audit Committee will provide an avenue of communication among the independent auditors, management and the Board of Directors. The Audit Committee may request any officer or employee of the Company, independent auditors or outside legal counsel to attend a meeting of the Committee.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

        Audit Committee members shall meet the requirements of the New York Stock Exchange and the Securities and Exchange Commission rules and regulations. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonemployee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

        Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall have a meeting at least two times annually, or more frequently as the Committee may determine. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in separate executive sessions at least annually with management (including the Company's Chief Financial Officer) and the independent auditors to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and disclosures.

III. Audit Committee Responsibilities and Duties

        Review Procedures
        -----------------

        1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval. The Charter is required to be filed as an appendix to the Company's annual meeting proxy statement to shareholders at least every three years in accordance with Securities and Exchange Commission disclosure requirements.

        2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

        3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

        4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of the review.

        Independent Auditors
        --------------------

        5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge and replacement of auditors when circumstances warrant.

        6. Approve the fees and other significant compensation to be paid to the independent auditors.

        7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

        8. Review the independent auditors' audit plan and engagement letter and discuss scope, staffing, locations, reliance upon management and general audit approach.

        9. Prior to releasing the year end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

        10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

        11. Review with the independent auditors any management letter comments and the Company's response to that letter.

        Legal Compliance
        ----------------

        12. Review with the Company's outside legal counsel, on an as needed basis, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

        Other Audit Committee Responsibilities
        --------------------------------------

        13. Prepare a report to shareholders to be included in the Company's annual meeting proxy statement as required by the Securities and Exchange Commission's rules and regulations.

        14. Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

        15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations, unless such matters are brought to the attention of the Audit Committee.

PROXY                    CHROMCRAFT REVINGTON, INC.                   PROXY

            Annual Meeting of Stockholders - May 1, 2001
      This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MICHAEL E. THOMAS and FRANK T. KANE, and each of them, with power of substitution, as proxies to represent and vote all shares of common stock of Chromcraft Revington, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on May 1, 2001, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:

             (Continued and to be signed on the reverse side)


A [X] Please mark your votes as in this example.

                       FOR all nominees              WITHHOLD AUTHORITY
                    listed at right (except             to vote for
                       as marked to the                 all nominees
                       contrary below).               listed at right      Nominees:
1. ELECTION OF                                                                David L. Kolb
   DIRECTION.                [  ]                          [  ]               Larry P. Kunz
                                                                              M. Saleem Muqaddam
 INSTRUCTIONS:  To withhold authority to vote for any individual              Michael E. Thomas
 nominee, write that nominee's name in the space provided below.              Warren G. Wintrub

 ______________________________________________________________


2. In their discretion, on such other matters as may properly come before the annual meeting.

This proxy will be voted as directed, but if no direction is indicated, this proxy will be voted FOR the election of directors of all nominees set forth in Item 1. With respect to any other matters that may properly come before the meeting, the proxies designated herein intend to vote in accordance with their best judgment on such matters.

Please mark, date, sign exactly as your name appears hereon and return this Proxy promptly.

SIGNATURE_____________________________  __________________________  ___________
                                        SIGNATURE IF JOINTLY OWNED     DATE

Note: Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.